Exhibit 10.11

                              EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT (the "Agreement"), dated as of February 16, 1996, effective as of February 19, 1996 (the "Starting Date") between ANNTAYLOR STORES CORPORATION, a Delaware corporation (the "Company"), and J. PATRICK SPAINHOUR (the "Executive").

          WHEREAS, the Company desires to provide for the services and employment of the Executive with the Company and the Executive wishes to provide such services and to become employed by the Company, all in accordance with the terms and conditions provided herein.

          NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

          1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to become employed by and to serve the Company, on the terms and conditions set forth herein.

          2. Term. The initial term of employment of the Executive by the Company hereunder will commence effective as of the Starting Date, and such initial term will end 36 months thereafter unless further extended or sooner terminated as hereinafter provided. Commencing on the third anniversary date of the Starting Date, and on each anniversary date of the Starting Date thereafter (each date, an "Anniversary Date"), the term of the Executive's employment shall automatically be extended for one additional year unless not later than six months prior to such Anniversary Date, either party shall have given notice (a "Nonrenewal Notice") to the other party that it does not wish to extend this Agreement. References hereinafter to the "Term" of this Agreement shall refer to both the initial term and any extended term of the Agreement hereunder. Notwithstanding expiration of the Term or other provisions that survive by their intent, the provisions of Sections 3(b), 9 and 10 hereof shall continue in effect.

          3.   Nature of Performance.

               (a) Position and Duties. The Executive shall serve as President and Chief Operating Officer of the Company and shall have such responsibilities, duties and authority consistent with such positions as may from time to time be determined by the Board of Directors of the Company (the "Board"). The Executive shall report directly to the Chairman and Chief Executive




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Officer. Initially, the following officers and executives of the Company shall report directly to the Executive who shall have the responsibility of overseeing, coordinating and directing their performance: Chief Financial Officer and Executive Vice President of Strategic Planning (which includes indirect reporting through such officer of Investor Relations, Legal Services and Credit Services), Senior Vice President Information Services, Distribution Services and Logistics, Senior Vice President Real Estate, Store Planning and Design, Senior Vice President Human Resources and executives in charge of Sourcing and Quality Assurance. The Executive shall devote substantially all of his working time and effects to the business and affairs of the Company; provided that, this Agreement shall not be interpreted to prohibit the Executive from making passive investments, engaging in charitable activities or, subject to prior approval of the Board (which approval shall not be unreasonably withheld), serving on the board of directors of any other corporation. The Company shall also use its best efforts to appoint and elect Executive as a member of the Company's Board of Directors at the earliest possible date. Such appointment and election shall be to that Class of Directors which shall be subject to election by the stockholders of the Company at the latest possible time consistent with Company's Certificate of Incorporation and Bylaws.

               (b) Indemnification. To the fullest extent permitted by law and the Company's certificate of incorporation and by-laws, the Company shall indemnify the Executive for all amounts (including, without limitation, judgments, fines, settlement payments, losses, damages, costs and expenses (including reasonable attorneys' fees)) incurred or paid by the Executive in connection with any action, proceeding, suit or investigation arising out of or relating to the performance by the Executive of services for, or acting as a fiduciary of any employee benefit plans, programs or arrangements of the Company or as a director, officer or employee of, the Company or any subsidiary thereof. Following the Term, the Company shall continue to indemnify the Executive with respect to such services performed during the Term, to the same extent as the Company indemnifies its officers, directors, employees and fiduciaries, as applicable. Executive shall be provided director and officer liability insurance coverage by the Company on the same terms and conditions as that being provided to any other director and officer of the Company from time to time during the Term hereof.

          4. Place of Performance. In connection with the Executive's employment by the Company, the Executive shall be based at the principal executive offices of the Company in the City of New York or at such other principal executive office in the New York City Metropolitan Area as the Company may hereafter maintain, except for required travel on the Company's business. The Company is aware that Executive maintains his principal residence and his family resides in Columbus, Mississippi. The Company has been advised by Executive that he intends to continue to maintain such residence which will require




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Executive to commute at Executive's sole cost and expense between the
Company's headquarters and his residence in Mississippi on a regular basis to which the Company has no objection.

          5.   Compensation and Related Matters.

               (a)   Annual Compensation.

                    (i) Base Salary. During the period of the Executive's employment hereunder, the Company shall pay to the Executive an annual base salary at a rate not less than $525,000, such salary to be paid in conformity with the Company's policies relating to salaried employees. This salary may be (but is not required to be) increased from time to time, subject to and in accordance with the annual executive performance review procedures of the Company and, if so increased, shall not thereafter be decreased during the Term of this Agreement. Compensation of the Executive by salary payments shall not be deemed exclusive and shall not prevent the Executive from participating in any other compensation or benefit plan of the Company. The salary payments (including any increased salary payments) hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Executive's salary hereunder.

                    (ii) Annual Bonus. During the period of Executive's employment hereunder, the Executive shall be eligible to participate in the Company's annual bonus plan as in effect from time to time, and shall be entitled to receive such amounts (a "Bonus") as may be authorized, declared and paid by the Company pursuant to the terms of such plan; provided that, notwithstanding any contrary provisions of such bonus plan, unless the Executive's employment is terminated by the Company for Cause (as defined in Section 6(c) hereof) or by the Executive other than for Good Reason, as defined in Section 6(d)(1) hereof), the Executive shall be entitled to receive any Bonus paid with respect to any bonus period completed on or prior to the Date of Termination or, in the case a Nonrenewal Notice is given by the Company, through the scheduled expiration date of the Term (even if the Executive terminates his employment prior to such scheduled expiration date for Good Reason under Section 6(d)(1)(v) hereof). The Company currently maintains a Management Performance Compensation Plan (the "Performance Plan") pursuant to which it pays performance bonus compensation to certain of its




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          executives and employees. It is agreed that Executive shall participate in the Performance Plan effective as of the Starting Date. Executive's Performance Percentage (as that term is defined in the Performance Plan) shall be established at 40% during the first year of participation under the Performance Plan and thereafter the Performance Percentage shall be determined as provided in the Performance Plan. Notwithstanding the foregoing, the minimum bonus to be paid to Executive under the Performance Plan or otherwise for the fiscal year ending February 1, 1997 shall be $200,000, provided Executive's employment hereunder during such period has not been terminated by the Company for Cause or by the Executive without Good Reason.

               (b) Stock Options. The Executive will be granted a time vested Non-Qualified Stock Option to acquire one hundred thousand (100,000) shares of the Company's Common Stock (the "Option Shares") under the Company's 1992 Stock Option and Restricted Stock and Unit Award Plan (the "Option Plan") with an exercise price equal to the fair market value (as defined and determined as of the Starting Date under the Option Plan) of the Common Stock. The Option shall vest 50% on the first anniversary date of the grant and 50% on the second anniversary date of the grant and shall be subject to accelerated vesting and termination in accordance with the terms of the Option Plan. The Executive shall be eligible to receive additional options under the Option Plan or other and additional option plans as may be adopted by the Company during the term hereof, taking into account, among other things, Executive's performance and position with the Company.

              (c) Other Benefits. During the period of Executive's employment hereunder, the Executive shall continue to be entitled to participate in all other employee benefit plans, programs and arrangements of the Company, as now or hereinafter in effect, which are applicable to the Company's employees generally or to its executive officers, as the case may be, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, programs and arrangements; provided, the Company shall waive or cause to be waived the one year waiting period after commencement of employment applicable to its life insurance and group accident insurance programs and any other program where such waiver will not be a violation of any Federal or state law or regulation . During the period of Executive's employment hereunder, the Executive shall be entitled to participate in and receive any fringe benefits or perquisites which may become available to the Company's executive employees. Without limiting the generality of the foregoing, the Company shall provide the Executive with financial planning and tax preparation services on a tax-free basis.
               (e)   Vacations and Other Leaves.  The Executive shall be




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entitled to an aggregate paid vacation of not less than four (4) weeks for each twelve (12) month period of the Term hereof. Payment for any accrued and unused vacation time at the time of termination of this Agreement shall be in accordance with the Company's policies at the time of such termination. Any such vacation taken shall be coordinated with the Chairman so as not to adversely impact the performance of the Company. The Executive shall be entitled to paid holidays and personal leave days in accordance with the Company policy covering executive employees.

               (f) Expenses. During the period of the Executive's employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by the Executive in performing services hereunder, including all expenses of travel and accommodations while away from home on business or at the request of and in the service of the Company; provided that, such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company. It is understood and agreed by Executive that such reimbursement shall not cover expenses and costs incurred by him in connection with his commuting from his principal residence as described in Section 4 of this Agreement.

                (g) Services Furnished. The Company shall furnish the Executive with office space, stenographic assistance and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties hereunder.

                (h) Legal Fees. The Company shall pay directly or reimburse the Executive for any legal fees incurred by the Executive in connection with the negotiation and preparation of the Agreement; provided that, such payment or reimbursement shall not exceed $5,000.

          (6) Termination. The Executive's employment hereunder may be terminated without breach of this Agreement only under the following circumstances:

                (a) Death. The Executive's employment hereunder shall terminate upon his death.

                (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full time basis for the entire period of six (6) consecutive months, and within thirty (30) days after written Notice of Termination (as defined below) is given (which may occur before or after the end of such six (6) month period) shall not have returned to the performance of his duties hereunder on a full-




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time basis, the Executive's employment hereunder shall terminate for
"Disability."

                (c) Cause. The Company may terminate the Executive's employment hereunder for "Cause". For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (i) the Executive's conviction for the commission of any act or acts constituting a felony under the laws of the United States or any state thereof, (ii) action by the Executive toward the Company involving dishonesty (other than good faith expense account disputes), (iii) the Executive's refusal to abide by or follow written directions of the Board or the Chairman, (iv) the Executive's gross nonfeasance which does not cease within ten (10) business days after notice regarding such nonfeasance has been given to the Executive by the Company or
(v) failure of the Executive to comply with the provisions of Section 9 (prior to a cessation of employment following a Change in Control of the Company) or 10 of this Agreement, or other willful conduct by the Executive which is intended to have and does have a material adverse impact on the Company.

               (d)  Termination by the Executive.

                    (1) The Executive may terminate his employment hereunder for "Good Reason". For purposes of this Agreement, the Executive shall have "Good Reason" to terminate his employment hereunder
          (i) upon a failure by the Company to comply with any material provision of this Agreement which has not been cured within ten
          (10) business days after notice of such noncompliance has been given by the Executive to the Company, (ii) upon action by the Company resulting in a diminution of the Executive's title or authority, (iii) upon the Company's relocation of the Executive's principal place of employment outside of the New York City Metropolitan Area, (iv) one year after a "Change in Control of the Company" (as defined in paragraph (d)(2) below) or (v) at any time following the expiration of ninety (90) days following the Company's issuance of a Nonrenewal Notice. The Executive may terminate his employment voluntarily without Good Reason upon at least six months' prior notice to the Company.

                    (2) For purposes of this Agreement, a "Change in Control of the Company" will be deemed to have occurred if:

               (A) any "person", as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than (1) the Company, (2) Merrill Lynch & Co. or any affiliate thereof,




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                    which for purposes of this Agreement shall include
                    Stonington Partners Inc. and its affiliates (collectively, "ML"), (3) any trustee or other fiduciary holding securities under an employee benefit plan of the company, or (4) any corporation owned, directly or indirectly, by the stockholders of the Company (in substantially the same proportion as their ownership of Shares ) (a "Person") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities (not including in the securities beneficially owned by such Person securities acquired directly from ML representing in excess of 15% of the combined voting power of the Company's then outstanding voting securities but including any such securities acquired directly from ML representing up to 15% of such combined voting power);

               (B) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
                    (A), (C) or (D) of this Section 6(d)(2)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (C) the stockholders of the company approve a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger




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                    or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in (A) above), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person securities acquired directly from ML representing in excess of 15% of the combined voting power of the Company's then outstanding voting securities but including any such securities acquired directly from ML representing up to 15% of such combined voting power); or

               (D) the stockholders of the Company approve a plan of complete liquidation of the company or an agreement for the sale or disposition by the company of all or substantially all of the Company's assets (or any transaction having a similar effect).

               (e) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive (other than termination under Section 6(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 12 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision to indicated.

               (f) Date of Termination. "Date of Termination" shall mean (I) if the Executive's employment is terminated by his death, the date of his death,
(ii) if the Executive's employment is terminated pursuant to Subsection (b) above, the date which is the later of thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period) or the end of the six (6) consecutive month period referred to in Subsection (b) above, and (iii) if the Executive's employment is terminated pursuant to subsection (c) or (d) above, the date specified in the Notice of Termination; provided that, if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is




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finally determined, either by mutual written agreement of the parties or by a binding and final arbitration award.

          7.   Compensation Upon Termination or During Disability.

               (a) Disability. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his full salary at the rate then in effect for such period and other applicable benefits provided to active employees until his employment is terminated pursuant to Section 6(b) hereof. Subject to the provisions of Section 9 hereof, in the event the Executive's employment is terminated pursuant to Section 6(b) hereof, then

                    (i) as soon as practicable thereafter, the Company shall pay the Executive all unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination under Sections 5(a) and (b) hereof and shall pay to the Executive, in accordance with the terms of the applicable plan or program, all other unpaid amounts to which Executive is then entitled under any compensation or benefit plan or program of the Company (collectively, "Accrued Obligations"); and

                   (ii) following the Date of Termination and for a period of twelve (12) months thereafter (the "Severance Period"), the Company shall pay the Executive monthly an amount equal to (x) the quotient of (A) the sum of (1) the Executive's annual base salary at the rate in effect as of the Date of Termination and (2) the average of the annual bonuses, or in the case of the first year hereof (if the Date of Termination occurs in such year) the guaranteed minimum bonus, earned by the Executive in the three fiscal years of the Company ended immediately prior to the Date of Termination, divided by (B) the number twelve (12) (such quotient being referred to herein as the "Severance Payments"), minus (y) any amounts payable to the Executive during such month as a disability benefit under a Company paid plan.

               (b) Death. If the Executive's employment is terminated by his death, the Company shall pay to the person(s) or entity set forth in Section 11(b) hereof the Accrued Obligations and the Severance Payments at the time(s) set forth in Sections 7(a)(i) and 7 (a)(ii) hereof.

               (c) Termination for Cause; Voluntary Termination Without Good Reason. If the Executive's employment is terminated by the Company for




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Cause or voluntarily by the Executive for other than Good Reason (including by reason of the expiration of the Term of this Agreement as a result of a Nonrenewal Notice having been given by the Executive), the Company shall pay the Accrued Obligations to the Executive at the time(s) set forth in Section 7(a)(i) hereof and the Company shall have no further obligations to the Executive under this Agreement.

               (d) Termination Without Cause; Termination for Good Reason; Nonrenewal. If (i) the Company shall terminate the Executive's employment other than for Disability pursuant to Section 6(b) or for Cause, (ii) the Executive shall terminate his employment for Good Reason or (iii) the Term of this Agreement expires as a result of a Nonrenewal Notice having been provided by the Company, then, subject to the provisions of Section 9 hereof:

               (1) the Company shall pay the Accrued Obligations to the Executive at the time(s) set forth in Section 7(a)(i) hereof;

               (2) the Company shall pay to the Executive the Severance Payments as defined in Section 7(a)(ii) hereof for the longer of the remaining Term of this Agreement and the Severance Period;

               (3) the Executive shall continue to be provided with the same medical and life insurance coverage as existed immediately prior to the applicable Notice of Termination or Notice of Nonrenewal, as the case may be, such coverage to continue as long as Executive is receiving Severance Payments; and

               (4) the Executive shall be provided with outplacement services commensurate with his position.

           8. Change in Control. In the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control of the Company or the termination of the Executive's employment, whether such payments or benefits are received pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control of the Company or any person affiliated with the Company or such person (all such payments and benefits being hereinafter called "Total Payments"), would be subject (in whole or part), to the tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Executive such additional




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amounts (the "Gross-Up Payment") as may be necessary to place the Executive in the same after-tax position as if no portion of the Total Payments had been subject to the Excise Tax. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to the reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence of which cannot be determined at the time of the Gross- Up Payment, the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect of such excess) at the time that the amount of such excess if finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

          9.   Nonsolicitation; Noncompete

               (a) Subject to (c) below, during the period of Executive's employment, during the period he is receiving Severance Payments hereunder and, in the case where the Executive's employment is terminated for Cause or Executive voluntarily terminates his employment without Good Reason, for a period of twelve (12) months following such termination, the Executive shall not initiate discussions (of a non-isolated nature) with any person who is then an executive employee of the Company (i.e., director level or above) with the intent of soliciting or inducing such person to leave his or her employment, with a view toward joining the Executive in the pursuit of any business activity (whether or not such activity involves engaging or participating in a Competitive Business (as defined below). Notwithstanding any other provision of this Agreement to the contrary, in the event Executive fails to comply with the preceding sentence, all rights of the Executive and his surviving spouse or other beneficiary hereunder to any future Severance Payments and continuing life insurance and medical coverage shall be forfeited; provided that, the foregoing shall not apply if such failure of compliance commences following a cessation of employment following a Change in Control of the Company.

               (b) Subject to (c) below, as long as Executive receives Severance Payments, or in the case where the Executive's employment is




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terminated for Cause or Executive voluntarily terminates his employment without
Good Reason, for a period of twelve (12) months following such termination, Executive shall not, without the prior written consent of the Company (which consent shall not be unreasonably withheld), engage or participate in any business which is "in competition" (as defined below) with the business of the Company or any of its 50% or more owned affiliates (such business being referred to herein as a "Competitive Business"). Notwithstanding any other provision of this Agreement to the contrary, in the event the Executive fails to comply with the preceding sentence, all rights of the Executive and his surviving spouse or other beneficiary hereunder to any future Severance Payments and continuing life insurance and medical coverage shall be forfeited; provided that, the foregoing shall not apply if such failure of compliance commences following a cessation of employment following a Change in Control of the Company.

               (c) In the event of a violation of paragraphs 9(a) or 9(b) hereof, the remedies of the Company shall be limited to (i) if such violation occurs during the period of Executive's employment hereunder, termination of the Executive for Cause and the associated rights of the Company specified herein resulting therefrom and (ii) regardless of when such violation occurs, forfeiture by the Executive of the payments and benefits set forth in paragraphs
(a) and (b) above if and to the extent provided in such paragraphs and (iii) the right to seek injunctive relief in accordance with and to the extent provided in
Section 16 hereof; provided, such injunctive relief may only be sought for competitive activity under paragraph (b) above if such activity occurs during employment or after Executive's dismissal for Cause or Executive voluntarily terminates his employment without Good Reason.

               (d) For purposes hereof, a business will be "in competition" with the business of the Company or its 50% or more owned affiliates only if (i) the Company's business with which the other business competes accounted for 20% or more of the Company's consolidated revenues as of the end of its most recently completed fiscal year prior to the Date of Termination, and (ii) the entity (including all 50% or more owned affiliates) through which the other business is or will be operated maintains a "woman's apparel" business which generated at least $50 million in revenues during the entity's most recently completed fiscal year ended prior to the date the Executive commences (or proposes to commence) to engage or participate in the other business. For purposes hereof, "woman's apparel" shall consist of dresses, jackets, pants, skirts, blouses, sweaters and T-shirts.

               (e) Notwithstanding the foregoing, the Executive's engaging in the following activities shall not be construed as engaging or participating in a Competitive Business: (i) investment banking; (ii) passive ownership of less than




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2% of any class of securities of a public company; (iii) engaging or participating in noncompetitive businesses of an entity which also operates a business which is "in competition" with the business of the Company or its affiliates; (iv) serving as an outside director of an entity which operates a business which is "in competition" with the business of the Company or its affiliates, so long as such business did not account for 10% or more of the consolidated revenues of such entity as of the end of its most recently completed fiscal year prior to the date Executive commences ( or proposes to commence) serving as a outside director; (v) engaging in a business involving licensing arrangements so long as such business is not an in-house arrangement for any entity "in competition" with the business of the Company or its affiliates; (vi) affiliation with an advertising agency; and (vii) after cessation of employment, engaging or participating in the "wholesale" side of the woman's apparel business, which for purposes hereof shall mean the design, manufacture and sale of piece goods and woman's apparel to unrelated third parties, provided that if the entity for which Executive so engages or participates (including its affiliates) also conducts a retail woman's apparel business , then effective upon Executive's engaging or participating in such business, all continuing life insurance and medical coverage provided by the Company shall cease and all Severance Payments shall cease except for amounts representing the excess (if any) of Executive's annual base salary hereunder (at the rate in effect as of the Date of Termination) over the Executive's base salary received from such entity and its affiliates, which amounts shall continue to be paid by the Company for the remainder of the Severance Period. The exceptions contained in subparagraph (vii) above and subparagraph (iii) above to the extent covered by subparagraph (vii) shall not be applicable if Executive's cessation of employment is voluntary by Executive without Good Reason and his new engagement or participation involves "wholesale" operations which include or also conduct retail sales of woman's apparel other than factory outlet or discount stores to liquidate unsold woman's apparel of such wholesale operations.

          10.  Protection of Confidential Information

               (a) Executive acknowledges that his employment by the Company will, throughout the Term of this Agreement, involve his obtaining knowledge of confidential information regarding the business and affairs of the Company. In recognition of the foregoing, the Executive covenants and agrees:

                    (i) that, except in compliance with legal process, he will keep secret all confidential matters of the Company which are not otherwise in the public domain and will not be intentionally disclose them to anyone outside of the Company, wherever located (other than to a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties as an executive officer of the Company), either during or




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

after the Term, except with the prior written consent of the Board or a person authorized thereby; and

                    (ii) that he will deliver promptly to the Company on termination of his employment, or at any other time the Company may so request, all memoranda, notes, records, customer lists, reports and other documents (and all copies thereof) relating to the business of the Company which he obtained while employed by, or otherwise serving or acting on behalf of, the Company and which he may then possess or have under his control.

                    (b) Notwithstanding the provisions of Section 16 of this Agreement, if the Executive commits a breach of the provisions of paragraphs 10(a)(i) or 10(a)(ii), the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

          11.   Successors; Binding Agreement

                (a) Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive (except by Will or by operation of the laws of intestate succession) or by the Company, except that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise), to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 11 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

               (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal




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

representatives, executors, administrators, successors, heirs, distributes, devises and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

          12. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, address as follows:

          If to the Company:

                       AnnTaylor Stores Corporation
                       142 West 57th Street
                       New York, New York 10019
                       Attn: General Counsel

          With a copy to:

                       Stuart N.  Alperin, Esq.
                       Skadden, Arps, Slate, Meagher & Flom
                       919 Third Avenue
                       New York, New York 10022

          If to the Executive:

                       J. Patrick Spainhour
                       114 Scarlet Drive
                       Columbus, Mississippi  39701

          With a copy to:

                       Leon I. Jacobson, Esq.
                       Jacobson & Mermelstein, P.C.
                       52 Vanderbilt Avenue
                       New York, New York 10017

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effectively only upon receipt.




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

          13. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Executive and such officer of the company as may be specifically designated by the Board. No Waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions ate the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of New York without regard to its conflicts of law principles.

          14. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
          15. Counterparts. This Agreement may be executed in one or more counterparts and by facsimile signature each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          16. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in New York City in accordance with the rules of the American Arbitration Association then in effect. Judgement may be entered on the arbitrator's award in any court having jurisdiction; provided that, the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Section 9 of the Agreement during the period of Executive's employment or following Executive's termination of employment for Cause or the voluntary termination of employment by Executive without Good Reason or of Section 10 of this Agreement at any time, and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond; and further provided that, the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The Company shall pay directly or reimburse the Executive for any legal fees incurred by Executive in connection with any arbitration related to the last proviso of the preceding sentence and any other arbitration in which he prevails.

          17.  Entire Agreement.  This Agreement sets forth the entire




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

agreement of the parties hereto in respect of the subject matter contained herein and supersedes any and all other prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

                    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                           ANNTAYLOR STORES CORPORATION



                                         By:     /s/ Sally Frame Kasaks
                                             -------------------------------
                                             Name: Sally Frame Kasaks
                                             Title: Chairman and Chief
                                                     Executive Officer


                                           EXECUTIVE



                                                   /s/  J. Patrick Spainhour
                                                   -----------------------------
                                                        J. Patrick Spainhour




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